UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2006

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

Item 8.01.

The 2006 Annual Meeting of U.S. Home Systems, Inc. (the “Company”) Stockholders was held on June 2, 2006. The only proposal submitted to the stockholders was for the election of five directors. On April 21, 2006, the record date, the Company had 8,150,418 outstanding shares of common stock of which 6,192,840 shares or 76% of the issued and outstanding shares of common stock were represented by proxy or in person at the meeting. All nominees are current directors of the Company and were re-elected at the Annual Meeting of Shareholders. The results of the voting are set forth below:

	NUMBER OF VOTES
ELECTION OF DIRECTORS	FOR	WITHHELD	ABSTAIN
Murray H. Gross	6,192,751	90,113	-0-
Donald A. Buchholz	6,080,913	201,951	-0-
D.S. Berenson	6,081,002	201,862	-0-
Larry A. Jobe	6,080,913	201,951	-0-
Kenneth W. Murphy	6,192,840	90,024	-0-

The 2006 Annual Meeting of Directors was held on June 2, 2006 immediately following the Annual Meeting of Stockholders. At the meeting, the board of directors re-elected Murray H. Gross, Peter T. Bulger, Steven L. Gross, Robert A. DeFronzo and Richard B. Goodner as executive officers of the Company.

The Company’s executive officers are as follows:

Name	Age	Position
Murray H. Gross	68	President, Chief Executive Officer, Chairman of the Board of Directors
Peter T. Bulger	46	Executive Vice President and Chief Operating Officer
Steven L. Gross	43	Executive Vice President and Chief Marketing Officer
Robert A. DeFronzo	51	Secretary-Treasurer and Chief Financial Officer
Richard B. Goodner	60	Vice President – Legal Affairs and General Counsel

At the June 2, 2006 meeting, the Board of Directors approved the appointment of certain directors to its Audit, Compensation and Nominating/Corporate Governance Committees:

Audit Committee

Larry A. Jobe – Chairman

Don A. Buchholz

Kenneth W. Murphy

Compensation Committee

Don A. Buchholz – Chairman

Kenneth W. Murphy

Larry A. Jobe

Nominating/Corporate Governance Committee

Don A. Buchholz – Chairman

Larry A. Jobe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 5th day of June, 2006 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
President and Chief Executive Officer